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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Potlatch Corporation:

         We consent to the use of our report dated January 22, 1997, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated herein by reference, and to the use of our report dated April 4, 1997 included in the Annual Report on Form 11-K of the Potlatch Corporation Salaried Employees' Savings Plan for the year ended December 31, 1996, incorporated herein by reference.


                                           KPMG PEAT MARWICK LLP



Portland, Oregon
May 30, 1997